UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2015

NIC Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
25501 West Valley Parkway, Suite 300 Olathe, Kansas 66061
(Address of principal executive office)(Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05          Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 7, 2015, the Board of Directors (the “Board”) of NIC Inc. (the “Company”), upon recommendation of the Corporate Governance and Nominating Committee, approved a waiver to the Conflicts of Interest (Personal Financial Interests; Corporate Opportunities; Outside Activities) section of the Company’s Code of Business Conduct & Ethics Policy (the “Code”).

The Code provides, among other things, that employees, directors and officers of the Company must avoid conflicts of interest in the performance of their duties and their business dealings. The Code states that employees, directors and officers are prohibited from competing with the Company, such as by working simultaneously for a competitor.

Venmal (Raji) Arasu, a director of the Company, has accepted a non-executive officer position at Intuit Inc., a software company that develops financial organization and income tax preparation software for small businesses, accountants and individuals.  The Company currently derives a de minimis portion of its revenue from state income tax return filing services that are provided through certain of its subsidiaries, which services may from time to time be considered in competition with Intuit.  In addition, the Company is winding down a business relationship whereby Intuit processes certain ACH payments on behalf of the Company; such business relationship historically generated approximately $340,000 per year in payments from the Company to Intuit.  The commencement of the Company's business relationship with Intuit and the decision to transition the relationship to a new vendor occurred prior to, and without connection to, Ms. Arasu’s acceptance of employment with Intuit.

The Board, with Ms. Arasu abstaining, approved the waiver of the conflicts of interest and noncompetition provisions of the Code based on relevant facts and circumstances, including (a) that the competitive overlap between the Company and Intuit represents only a small, immaterial portion of the Company's revenue, (b) the Company's current contractual relationship with Intuit is winding down and was negotiated at arms’ length and on market terms, well before Ms. Arasu accepted employment with Intuit, (c) the fact that Ms. Arasu will not be an executive officer of Intuit and does not have a material ownership interest in Intuit, and (d) that the Board did not otherwise find that Ms. Arasu's employment with Intuit would diminish her effectiveness as a Board member or otherwise be detrimental to the Company, particularly in light of  Ms. Arasu’s expertise and her contributions to the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

		By:	/s/ Stephen M. Kovzan
Stephen M. Kovzan
Chief Financial Officer

Date:	December 8, 2015

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